                                                            Exhibit 21

                         MARSHALL & ILSLEY CORPORATION

                                 SUBSIDIARIES

                               February 28, 1997



M&I Bank (Ashland)
M&I Bank (Superior)
M&I Bank of Beloit
M&I Bank of Burlington
M&I Bank of Delavan
M&I Bank of Eagle River
M&I Bank of Janesville
M&I Bank of LaCrosse
M&I Bank of Mayville
M&I Bank of Menomonee Falls
M&I Bank of Racine
M&I Bank of Shawano
M&I Bank Fox Valley
M&I Bank Northeast
M&I Bank South Central
M&I Bank Southwest
M&I Bank S.S.B.
M&I Central Bank & Trust
M&I Central State Bank
M&I Citizens American Bank
M&I Community State Bank
M&I First American Bank
M&I First National Bank (West Bend)
M&I Lake Country Bank
M&I Madison Bank
M&I Marshall & Ilsley Bank
M&I Merchants Bank
M&I Mid-State Bank
M&I Northern Bank
M&I Thunderbird Bank
M&I Asia Pacific Sdn. Bhd.
M&I Brokerage Services, Inc.
M&I Capital Markets Group, Inc.
M&I EastPoint Technology, Inc.
M&I Financial Corp.
M&I First National Leasing Corp.
M&I Insurance Company of Arizona, Inc.
M&I Investment Management Corp.
M&I Marshall & Ilsley Trust Company of Arizona
M&I Mortgage Corp.
M&I New England, Inc.
M&I Servicing Corp.
M&I Support Services Corp.
Community Life Insurance Company
Marshall & Ilsley Trust Company
Marshall & Ilsley Trust Company of Florida
Richter-Schroeder Company, Inc.



Each subsidiary was incorporated in Wisconsin, except M&I Marshall & Ilsley Trust Company of Arizona, M&I Insurance Company of Arizona, Inc., M&I Thunderbird Bank and Community Life Insurance Company, which were incorporated in Arizona; Marshall & Ilsley Trust Company of Florida, which was incorporated in Florida; M&I Servicing Corp., which was incorporated in Nevada; M&I New England, Inc., which was incorporated in Massachusetts; M&I EastPoint Technology, Inc., which was incorporated in New Hampshire; M&I Asia Pacific Sdn. Bhd., which was incorporated in Malaysia; and M&I First National Bank (West
Bend), which was organized under the laws of the United States.